Exhibit (h)(3)(iii)

AMENDMENT NO. 2

EXPENSE LIMITATION AGREEMENT

Amendment No. 2, effective September 30, 2020 (“Amendment No. 2”) to the Expense Limitation Agreement dated July 16, 2020 (“Agreement”), between Equitable Investment Management Group, LLC (the “Adviser”) and EQ Advisors Trust (the “Trust”), on behalf of each series of the Trust set forth in Schedule A attached hereto (each, a “Portfolio,” and collectively, the “Portfolios).

NOW THEREFORE, the Adviser and Trust hereby agree to modify and amend the Agreement as follows:

1.

Addition of Existing Portfolios of the Trust to the Agreement. The 1290 VT GAMCO Mergers & Acquisitions Portfolio, EQ/Common Stock Index Portfolio, EQ/Equity 500 Index Portfolio and EQ/Intermediate Government Bond Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.

Revisions to Maximum Annual Operating Expense Limits. The maximum annual operating expense limits for each share class of the EQ/ClearBridge Large Cap Growth Portfolio, EQ/Core Bond Index Portfolio, EQ/Franklin Small Cap Value Managed Volatility Portfolio, EQ/Invesco International Growth Portfolio, EQ/Invesco Global Real Estate Portfolio, EQ/Lazard Emerging Markets Equity Portfolio and EQ/PIMCO Global Real Return Portfolio have been revised.

3.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust subject to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

4.	Term. The term of the Agreement is extended through April 30, 2022.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

EQ ADVISORS TRUST ON BEHALF OF EACH OF ITS PORTFOLIOS		EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Kenneth Kozlowski
	Brian Walsh Chief Financial Officer and Treasurer		Kenneth Kozlowski Director, Executive Vice President and Chief Investment Officer

AMENDMENT NO. 2

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+	Class K
1290 VT Natural Resources Portfolio	N/A	0.90%	0.65%
1290 VT Real Estate Portfolio	N/A	0.90%	0.65%
EQ/Franklin Balanced Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/Franklin Small Cap Value Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/Global Equity Managed Volatility Portfolio	1.10%	1.10%	0.85%
EQ/International Core Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/International Equity Index Portfolio	0.79%*	0.79%*	0.54%*
EQ/International Value Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/Large Cap Core Managed Volatility Portfolio	0.90%	0.90%	0.65%
EQ/Large Cap Growth Managed Volatility Portfolio	0.90%	0.90%	0.65%
EQ/Large Cap Value Managed Volatility Portfolio	0.90%	0.90%	0.65%
EQ/Mid Cap Value Managed Volatility Portfolio	1.00%	1.00%	0.75%

EQ/ClearBridge Select Equity Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/Emerging Markets Equity PLUS Portfolio	N/A	1.20%	0.95%
EQ/Global Bond PLUS Portfolio	0.95%	0.95%	0.70%
EQ/Quality Bond PLUS Portfolio	0.85%	0.85%	0.60%

EQ/All Asset Growth Allocation Portfolio	1.25%*	1.25%*	1.00%*

EQ/Aggressive Growth Strategy Portfolio	N/A	1.15%*	0.90%*
EQ/Balanced Strategy Portfolio	1.05%*	1.05%*	0.80%*
EQ/Conservative Growth Strategy Portfolio	1.00%*	1.00%*	0.75%*
EQ/Conservative Strategy Portfolio	0.95%*	0.95%*	0.70%*
EQ/Growth Strategy Portfolio	1.10%*	1.10%*	0.85%*
EQ/Moderate Growth Strategy Portfolio	1.10%*	1.10%*	0.85%*
EQ/Ultra Conservative Strategy Portfolio	0.95%*	0.95%*	0.70%*

ATM International Managed Volatility Portfolio	N/A	0.90%	0.65%
ATM Large Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
ATM Mid Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
ATM Small Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
EQ/2000 Managed Volatility Portfolio	0.85%	0.85%	0.60%
EQ/400 Managed Volatility Portfolio	0.85%	0.85%	0.60%
EQ/500 Managed Volatility Portfolio	0.85%	0.85%	0.60%
EQ/International Managed Volatility Portfolio	N/A	0.90%	0.65%

1290 VT Convertible Securities Portfolio	N/A	1.15%*	0.90%*
1290 VT Energy Portfolio	N/A	0.90%*	0.65%*
1290 VT Equity Income Portfolio	0.95%	0.95%	0.70%
1290 VT GAMCO Small Company Value Portfolio	1.10%	1.10%	0.85%
1290 VT High Yield Bond Portfolio	N/A	1.00%	0.75%
1290 VT Low Volatility Global Equity Portfolio	N/A	0.90%*	0.65%*
1290 VT Micro Cap Portfolio	N/A	1.15%	0.90%
1290 VT Multi-Alternative Strategies Portfolio	N/A	1.65%*	1.40%*
1290 VT Small Cap Value Portfolio	N/A	1.15%	0.90%
1290 VT SmartBeta Equity Portfolio	N/A	1.10%	0.85%

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+		Class K
1290 VT Socially Responsible Portfolio	1.15%	1.15%		0.90%
EQ/AB Dynamic Moderate Growth Portfolio	1.20%*	1.20	%*	0.95	%*
EQ/AB Short Duration Government Bond Portfolio	0.80%	0.80%		0.55%
EQ/AB Small Cap Growth Portfolio	1.00%	1.00%		0.75%
EQ/ClearBridge Large Cap Growth Portfolio	1.00%	1.00%		0.75%
EQ/Janus Enterprise Portfolio	1.05%	1.05%		0.80%
EQ/Loomis Sayles Growth Portfolio	1.05%	1.05%		0.80%
EQ/Morgan Stanley Small Cap Growth Portfolio	N/A	1.15%		0.90%

EQ/BlackRock Basic Value Equity Portfolio	0.95%	0.95%		0.70%
EQ/Capital Group Research Portfolio	0.97%	0.97%		0.72%
EQ/Core Bond Index Portfolio	0.65%	0.65%		0.40%
EQ/Invesco Comstock Portfolio	1.00%	1.00%		0.75%
EQ/JPMorgan Value Opportunities Portfolio	1.00%	1.00%		0.75%
EQ/MFS International Growth Portfolio	1.15%	1.15%		0.90%
EQ/Invesco Global Portfolio	1.15%	1.15%		0.90%
EQ/PIMCO Global Real Return Portfolio	N/A	0.90%		0.65%
EQ/PIMCO Ultra Short Bond Portfolio	0.80%	0.80%		0.55%
EQ/T. Rowe Price Growth Stock Portfolio	1.00%	1.00%		0.75%

Multimanager Aggressive Equity Portfolio	1.00%	1.00%		0.75%
Multimanager Core Bond Portfolio	0.90%	0.90%		0.65%
Multimanager Technology Portfolio	1.18%	1.18%		0.93%

1290 VT DoubleLine Dynamic Allocation Portfolio	N/A	1.20	%*	0.95	%*
1290 VT DoubleLine Opportunistic Bond Portfolio	N/A	0.95	%*	0.70	%*
EQ/AB Dynamic Growth Portfolio	N/A	1.20	%*	0.95	%*
EQ/AB Dynamic Aggressive Growth Portfolio	N/A	1.20	%*	0.95	%*
EQ/Goldman Sachs Moderate Growth Allocation Portfolio	N/A	1.20	%*	0.95	%*
EQ/Invesco Moderate Allocation Portfolio	N/A	1.20	%*	0.95	%*
EQ/JPMorgan Growth Allocation Portfolio	N/A	1.20	%*	0.95	%*
EQ/Legg Mason Moderate Allocation Portfolio	N/A	1.20	%*	0.95	%*

1290 VT Moderate Growth Allocation Portfolio	N/A	1.10	%*	0.85	%*
EQ/American Century Moderate Growth Allocation Portfolio	N/A	1.20	%*	0.95	%*
EQ/AXA Investment Managers Moderate Allocation Portfolio	N/A	1.20	%*	0.95	%*
EQ/First Trust Moderate Growth Allocation Portfolio	N/A	1.20	%*	0.95	%*
EQ/Goldman Sachs Growth Allocation Portfolio	N/A	1.20	%*	0.95	%*
EQ/Invesco Moderate Growth Allocation Portfolio	N/A	1.20	%*	0.95	%*
EQ/Legg Mason Growth Allocation Portfolio	N/A	1.20	%*	0.95	%*

EQ/American Century Mid Cap Value Portfolio	N/A	1.00	%*	0.75	%*
EQ/Fidelity Institutional AM® Large Cap Portfolio	N/A	0.87	%*	0.62	%*
EQ/Franklin Rising Dividends Portfolio	N/A	0.87	%*	0.62	%*
EQ/Franklin Strategic Income Portfolio	N/A	0.93	%*	0.68	%*
EQ/Goldman Sachs Mid Cap Value Portfolio	N/A	1.09	%*	0.84	%*
EQ/Invesco Global Real Estate Portfolio	N/A	1.20	%*	0.95	%*
EQ/Invesco International Growth Portfolio	N/A	1.15	%*	0.90	%*
EQ/Lazard Emerging Markets Equity Portfolio	N/A	1.35	%*	1.10	%*
EQ/MFS International Intrinsic Value Portfolio	N/A	1.15	%*	0.90	%*
EQ/MFS Mid Cap Focused Growth Portfolio	N/A	1.10	%*	0.85	%*
EQ/MFS Technology Portfolio	N/A	1.14	%*	0.89	%*
EQ/MFS Utilities Series Portfolio	N/A	1.05	%*	0.80	%*
EQ/PIMCO Real Return Portfolio	N/A	0.75	%*	0.50	%*
EQ/PIMCO Total Return Portfolio	N/A	0.75	%*	0.50	%*
EQ/T. Rowe Price Health Sciences Portfolio	N/A	1.20	%*	0.95	%*
EQ/Wellington Energy Portfolio	N/A	1.19	%*	0.94	%*

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+	Class K
1290 VT GAMCO Mergers and Acquisitions Portfolio	1.25%	1.25%	1.00%
EQ/Common Stock Index Portfolio	0.68%	0.68%	0.43%
EQ/Equity 500 Index Portfolio	0.55%	0.55%	0.30%
EQ/Intermediate Government Bond Portfolio	0.65%	0.65%	0.40%

*	For purposes of calculating the Maximum Annual Operating Expense Limit, Acquired Fund Fees and Expenses are included in Portfolio Operating Expenses.
+	Includes amounts payable pursuant to Rule 12b-1 under the 1940 Act.

N/A This class of shares of the Portfolio either is not registered or is registered but not currently offered for sale.